Exhibit 99.1

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq:SMTX Toronto Stock Exchange : SMX

FOR IMMEDIATE RELEASE

Thursday, September 30, 2004

SMTC Corporation Files Charter Amendment For Reverse Stock Split

TORONTO, Ontario, Canada, September 30, 2004 - SMTC Corporation (Nasdaq: SMTX) today announced that it will be filing with the Delaware Secretary of State an amendment to the Company’s charter to effect a one-for-five reverse stock split of its outstanding shares of common stock. The amendment was approved by stockholders at the Company’s Annual Meeting held on May 20, 2004, and the reverse stock split will become effective at 12:01A.M. (Eastern Time) on Monday, October 4, 2004. The Company expects that its common stock will begin trading on a post-split basis on October 4, 2004 under the temporary trading symbol “SMTXD” for approximately 20 trading days before reverting to “SMTX” on or about November 1, 2004.

As a result of the reverse stock split, approximately 38.8 million of the Company’s outstanding shares will be reduced to approximately 7.8 million shares. In addition, the number of authorized shares of common stock will be reduced from 130 million to 26 million shares. The Company will pay cash in lieu of issuing any fractional shares that would otherwise be issuable to its stockholders of record as a result of the split. The Company’s transfer agent, Mellon Investor Services LLC, will serve as the exchange agent to implement the split and will notify record holders of the procedures to exchange their stock certificates. Stockholders holding shares of common stock in brokerage accounts or in street name will not be required to take any further action to effect the exchange of their stock certificates.

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SMTC’s subsidiary, SMTC Manufacturing Corporation of Canada, will implement a one-for-five reverse stock split of its outstanding exchangeable shares effective as of October 4, 2004 so that one exchangeable share will continue to be exchangeable for one share of common stock following the reverse stock split.

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin; Boston, Massachusetts; San Jose, California; Toronto, Canada; and Chihuahua, Mexico with a third party facility in Chang An, China. SMTC offers technology companies and electronics OEMs a full range of value-added services. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial, networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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For further information:

Jane Todd

Senior Vice President and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com